Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director or officer, or both, of Stem, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints each of Arun Narayanan and Saul R. Laureles as the individual’s true and lawful attorneys-in-fact and agents, each, with full power of substitution and resubstitution and with full power to act without the other, for him or her and in his or her name, place and stead, in any and all capacities, to (i) to sign this Registration Statement under the Securities Act of 1933, as amended, with respect to the registration of shares of common stock, par value $0.0001 per share, of the Company, to be offered and issued under the Stem, Inc. Amended and Restated 2024 Equity Incentive Plan, on this Form S-8, any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (ii) to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

Name	Title	Date

/s/ Arun Narayanan Arun Narayanan	Chief Executive Officer (Principal Executive Officer)	June 5, 2025

/s/Spencer Doran Hole Spencer Doran Hole	Chief Financial Officer & Executive VP (Principal Financial Officer)	June 5, 2025

/s/ Rahul Shukla Rahul Shukla	Chief Accounting Officer (Principal Accounting Officer)	June 5, 2025

/s/ David Buzby David Buzby	Chairman of the Board of Directors	June 5, 2025

/s/ Ira Birns Ira Birns	Director	June 5, 2025

/s/ Adam E. Daley Adam E. Daley	Director	June 5, 2025

/s/ Vasudevan Guruswamy Vasudevan Guruswamy	Director	June 5, 2025

/s/ Krishna Shivram Krishna Shivram	Director	June 5, 2025

/s/ Anil Tammineedi Anil Tammineedi	Director	June 5, 2025

/s/ Laura D’Andrea Tyson Laura D’Andrea Tyson	Director	June 5, 2025

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